Exhibit 99.1
NOG Provides Shareholder Return Update; Plans Mid-Year Increase to Quarterly Dividend

HIGHLIGHTS

•Repurchased 895,076 shares of common stock during Q2 2024
•Repurchased 1,444,432 shares in total during Q1 and Q2 2024
•Board of Directors approved new $150 million share repurchase authorization
•Management will recommend that the Board of Directors approve a 5% mid-year increase to NOG’s quarterly common stock dividend, to $0.42 per share, for the third quarter of 2024

MINNEAPOLIS--(BUSINESS WIRE)--Northern Oil and Gas, Inc. (NYSE: NOG) (the “Company” or “NOG”) provided a shareholder return update.

SHAREHOLDER RETURN UPDATE
NOG repurchased 895,076 shares of common stock during the second quarter of 2024 at an average price, inclusive of commissions, of $38.96 per share. During the first half of 2024, the Company repurchased 1,444,432 shares at an average price, inclusive of commissions, of approximately $37.99 per share. In total, the Company has allocated approximately $55 million to share repurchases year-to-date. Additionally, the Company has declared common stock dividends totaling approximately $80 million year-to-date, bringing capital allocated to shareholder returns to approximately $135 million in the first half of 2024.

In July 2024, NOG’s Board of Directors approved a new $150 million common stock repurchase authorization, replacing its prior authorization which was substantially depleted. Under this program, shares may be repurchased periodically, including in the open market or privately negotiated transactions. The actual timing, manner, number, and value of shares repurchased, if any, will depend on a number of factors, including the availability of free cash flow, market price, general market and economic conditions, applicable legal and contractual requirements, and other business considerations.

Per Company policy, interim modifications to the dividend can be driven by material changes in realized commodity prices, significant corporate actions or other events, prior to the Company’s planned annual dividend review during the first quarter of a given fiscal year. Management intends to submit a request to the Board of Directors for a 5%, or $0.02, mid-year increase to NOG’s quarterly common stock dividend, to $0.42 per share, for the third quarter of 2024. The recommendation is driven by strong cash flow experienced year-to-date and a robust business outlook, combined with the confidence in the cash flows to be provided by NOG’s pending acquisitions, Under Delaware law, the Board may not approve dividends more than 60 days before the record date.
The Company continues to plan for its regularly scheduled annual review of dividend policy with the Board of Directors in the first quarter of 2025.

MANAGEMENT COMMENTS
“NOG continues with a multi-pronged approach to creating value,” commented Nick O’Grady, NOG’s Chief Executive Officer. “We see benefits to retiring our shares when attractive, increasing our cash returns to our shareholders when appropriate, and continuing to find organic and inorganic growth opportunities to drive the highest possible long term total return for our investors. Our share repurchases and recommendation for a mid-year increase to our dividend are a testament to the confidence we have in NOG’s future.”
“Per our policy, significant corporate actions can warrant interim increases to the dividend prior to our annual review,” commented Chad Allen, NOG’s Chief Financial Officer. “We believe our strong base business outlook and the significant cash flows associated with our pending acquisitions also provide capacity for additional shareholder returns over time.”

Exhibit 99.1
ABOUT NOG

NOG is a real asset company with a primary strategy of acquiring and investing in non-operated minority working and mineral interests in the premier hydrocarbon producing basins within the contiguous United States. More information about NOG can be found at www.noginc.com.
SAFE HARBOR
This press release contains forward-looking statements regarding future events and future results that are subject to the safe harbors created under the Securities Act of 1933 (the “Securities Act”) and the Securities Exchange Act of 1934 (the “Exchange Act”). All statements other than statements of historical facts included in this release regarding NOG’s dividend plans and practices (including timing and amounts), financial position, business strategy, plans and objectives of management for future operations, and other matters are forward-looking statements. When used in this release, forward-looking statements are generally accompanied by terms or phrases such as “estimate,” “guidance,” “project,” “predict,” “believe,” “expect,” “continue,” “anticipate,” “target,” “could,” “plan,” “intend,” “seek,” “goal,” “will,” “should,” “may” or other words and similar expressions that convey the uncertainty of future events or outcomes. Items contemplating or making assumptions about actual or potential future trends or operating results also constitute such forward-looking statements.
Forward-looking statements involve inherent risks and uncertainties, and important factors (many of which are beyond NOG’s control) that could cause actual results to differ materially from those set forth in the forward-looking statements, including the following: changes in crude oil and natural gas prices, the pace of drilling and completions activity on NOG's properties and properties pending acquisition, NOG's ability to acquire additional development opportunities, integration and benefits of property acquisitions, or the effects of such acquisitions on NOG’s cash position and levels of indebtedness, changes in NOG's reserves estimates or the value thereof, general economic or industry conditions, nationally and/or in the communities in which NOG conducts business, changes in the interest rate environment, legislation or regulatory requirements, conditions of the securities markets, NOG's ability to consummate any pending acquisition transactions, other risks and uncertainties related to the closing of pending acquisition transactions, NOG's ability to raise or access capital, changes in accounting principles, policies or guidelines, financial or political instability, acts of war or terrorism, and other economic, competitive, governmental, regulatory and technical factors affecting NOG's operations, products, services and prices.
NOG has based these forward-looking statements on its current expectations and assumptions about future events. While management considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond NOG's control. NOG does not undertake any duty to update or revise any forward-looking statements, except as may be required by the federal securities laws.
Evelyn Leon Infurna
Vice President of Investor Relations
(952) 476-9800
ir@northernoil.com
Source: Northern Oil and Gas, Inc.